Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Ryan Spencer, Chief Executive Officer and Interim Chief Financial Officer of Dynavax Technologies Corporation (the “Company”), hereby certify that, to the best of my knowledge:

(i) The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Periodic Report”), to which this Certificate is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(ii) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 8th day of May 2024.

By:	/S/ RYAN SPENCER
Ryan Spencer Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dynavax Technologies Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.